JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $.10 par value per share, of Protocol Systems, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 9th day of July, 1998.



                                           EQSF ADVISERS, INC.

                                           By:/s/   MARTIN J. WHITMAN
                                           Martin J. Whitman
                                           Chairman and Chief  Executive Officer




                                            M. J. WHITMAN ADVISERS, INC.

                                            By:/s/ MARTIN J. WHITMAN
                                            Martin J. Whitman
                                            Chairman and Chief Executive Officer




                                            /s/MARTIN J. WHITMAN
                                            Martin J. Whitman